UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K


                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                 March 16, 2000
                                (Date of earliest
                                 event reported)



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



          PENNSYLVANIA                1-1401              23-0970240
        (State or other             (Commission         (IRS Employer
        jurisdiction of             file number)         Identification
         incorporation)                                      Number)




           230l Market Street, Philadelphia, Pennsylvania     19101
              (Address of principal executive offices)      (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5. Other Events.

On March 16, 2000, the Pennsylvania Public Utility Commission (PUC) issued an order approving a Joint Petition for Full Settlement of PECO Energy Company's Application for Issuance of a Qualified Rate Order (QRO) authorizing PECO Energy Company (the Company) to securitize up to an additional $1.0 billion of its authorized recoverable stranded costs.

In accordance with the terms of the Joint Petition for Full Settlement, when the QRO becomes final and non-appealable, the Company, through its distribution business unit, will provide its retail customers with rate reductions in the total amount of $60 million beginning on January 1, 2001. This rate reduction will be effective for calendar year 2001 only and will not be contingent upon the issuance of Transition Bonds pursuant to the QRO.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               PECO ENERGY COMPANY


                               /s/ Jean H. Gibson
                               ----------------------------
                               Vice President & Controller


March 21, 2000